Exhibit 23.5

CONSENT OF QUALIFIED PERSON

July 29, 2026

In connection with the Post-Effective Amendment No. 1 to the Registration Statement on Form S-1, and the proxy statement/prospectus included therein, and any amendments or supplements and/or exhibits thereto, (File No 333-290204) (the “Registration Statement”) of Alaska Silver Corp. (the “Company”), the undersigned consents to:

•	the filing, or incorporation by reference, and use of the technical report summary titled “S-K 1300 Technical Report Summary, Illinois Creek Project, Western Alaska, USA” with an effective date of January 22, 2026 (the “Technical Report Summary”), that was prepared in accordance with Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission (“S-K 1300”), as an exhibit to and referenced in the Annual Report on Form 10-K for the year ended December 31, 2025 and any amendments or supplements and/or exhibits thereto (the “Form 10-K”) of the Company, in the Registration Statement;

•	the use of and references to our name, including our status as an expert or “qualified person” (as defined in S-K 1300), in connection with the Registration Statement and the Technical Report Summary; and

•	any extracts from or a summary of the Technical Report Summary included in or incorporated by reference in the Form 10-K and Registration Statement and the use of any information derived, summarized, quoted, or referenced from the Technical Report Summary, or portions thereof, that was prepared by us, that I supervised the preparation of, and/or that was reviewed and approved by us, that is included or incorporated by reference in the Registration Statement.

The undersigned is responsible for authoring, and this consent pertains to the full document except the following sections of the Technical Report Summary: 3.5, 3.6, 7.3, and 10 and related disclosure in 1, 22, 23, and 24. The undersigned certifies that it has read the Registration Statement and that it fairly and accurately represents the information in the Technical Report Summary for which it is responsible.

/s/ Bruce Davis
Bruce Davis, FAusIMM
BD Resource Consulting, Inc.